UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 12, 2007
(Date of Earliest Event Reported)

On Assignment, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-20540	95-4023433
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

26651 West Agoura Road, Calabasas, California	91302
(Address of Principal Executive Offices)	(Zip Code)

(818) 878-7900

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)           Restricted Stock Unit Grants

On September 6, 2007, the Compensation Committee of the Board of Directors (the “Committee”) of On Assignment, Inc. (the “Company”) approved certain awards of Restricted Stock Units (“RSU’s”), each representing the right to receive one share of Company common stock upon vesting, to be granted on the first trading day of the 2008 calendar year to the following officers (the “Grantees”) in the following amounts:

RSU Dollar Value

James Brill	$440,000
Mark Brouse	$194,500
Emmett McGrath	$250,000
Shawn Mohr	$250,000

The number of RSU’s comprising each Grantee’s award will be determined by dividing the applicable Grantee’s RSU Dollar Value by the fair market value (as that term is defined in Company’s Restated 1987 Stock Option Plan, as amended and restated April 7, 2006) of a share of the Company’s common stock on the grant date.  Sixty percent (60%) of each Grantee’s award will vest in equal, annual installments on each of the first three (3) anniversaries of the grant date, subject to the Grantee’s continued employment through each such anniversary.  The remaining forty percent (40%) of each Grantee’s award will also vest in equal, annual installments on each of the first three (3) anniversaries of the grant date, but will be subject to the attainment of performance targets established by the Committee, in addition to being subject to the Grantee’s continued employment through each such anniversary (the “Performance Vesting Component”).  The Committee will establish the applicable performance targets within the first ninety (90) days of each year commencing in 2008.  Subject to any accelerated vesting provided for under the Grantee’s employment agreement and/or Company’s Change in Control Severance Plan, if the Grantee’s employment with the Company is terminated for any reason, any unvested portion of such Grantee’s award will be forfeited as of the termination date.  Upon the vesting of any Grantee’s RSU’s, shares underlying such RSU’s will be delivered to the Grantee as soon as practicable after the vesting date.

Each annual installment of a Grantee’s Performance Vesting Component will vest, subject to the Grantee’s continued employment, as follows: half of each such installment will vest based upon attainment of eighty-five percent (85%) of adjusted EBITDA and/or branch contribution targets established annually by the Committee and the other half will vest incrementally based upon attainment of adjusted EBITDA and/or branch contribution targets between eighty-five percent (85%) and one hundred and ten percent (110%) of such targets.

If the performance targets applicable to either of the first two annual installment of a Grantee’s Performance Vesting Component are not attained in full, then any portion of either such installment which fails to vest will roll forward for one year only and will be added to the installment scheduled to vest on the next following anniversary of the grant date.  Vesting of such carried forward portion will be determined in the subsequent year by reference to the attainment of the performance targets applicable to such subsequent year.

The terms and conditions of each award will be set forth in an applicable award agreement.  The foregoing description of the grant of RSU’s does not purport to be complete and is qualified in its entirety by reference to the form of Stock Unit Agreement, a copy of which was filed as Exhibit 10.1 to Form 8-K on August 8, 2005, and is incorporated herein by reference.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On Assignment, Inc.

Date: September 12, 2007	By:	/s/ James Brill
Name: James Brill
Title: Sr. Vice President, Finance and
Chief Financial Officer

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